Aberdeen Standard Platinum ETF Trust S-3/A

Exhibit 5.1

Reed Smith llp Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

March 18, 2019

Aberdeen Standard Investments ETFs Sponsor LLC as Sponsor to Aberdeen Standard Platinum ETF Trust 712 Fifth Avenue, 49th Floor New York, New York 10019 Attention: Christopher Demetriou

RE:	Aberdeen Standard Platinum ETF Trust

Ladies and Gentlemen:

We have acted as counsel for Aberdeen Standard Investments ETFs Sponsor LLC (formerly known as ETF Securities USA LLC), a Delaware limited liability company (the “Sponsor”), the sponsor of Aberdeen Standard Platinum ETF Trust (formerly known as ETFS Platinum Trust), a grantor trust formed under the laws of the State of New York (the “Trust”), in connection with the Trust’s filing on March 18, 2019 with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus included in Part I of the Registration Statement (the “Prospectus”), under the Securities Act of 1933 (the “1933 Act”), relating to the issuance and sale by the Trust of 9,950,000 Aberdeen Standard Physical Platinum Shares ETF (formerly known as ETFS Physical Platinum Shares) (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Depositary Trust Agreement between the Sponsor and The Bank of New York Mellon, as Trustee, dated as of December 30, 2009, (c) the pertinent provisions of the constitution and laws of the State of New York, and (d) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein below, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

Aberdeen Standard Investments ETFs Sponsor LLC March 18, 2019

This opinion is limited to the laws of the State of New York governing grantor trusts and matters such as the authorization and issuance of the Shares, the applicable provisions of the New York constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws of the State of New York or the laws of any other jurisdiction. We also express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Prospectus under the caption “Legal Matters” and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Reed Smith LLP

DTM/JMM